CLYDE BAILEY P.C.
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                                               Certified Public Accountant
                                                  10924 Vance Jackson #404
                                                  San Antonio, Texas 78230
                                                      (210) 699-1287(ofc.)
                                     (888) 699-1287 * (210) 691-2911 (fax)

                                                                   Member:
                                               American Institute of CPA's
                                                    Texas Society of CPA's

March 25, 2004



To whom it may concern:


RE:	FORM 10
	StarSoft, Inc.


I hereby authorize and consent to the use of my auditors' report dated March 25, 2004, as an Exhibit to the above refrenced filing and to the use of my name as it appears therein.

Sincerely,

/s/ Clyde Bailey, P.C.

























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